Creating a Propulsion Systems Leader Well Positioned for the Future February 2020

Safe Harbor Statement This communication is being made in respect of the proposed acquisition (the “proposed transaction”) of Delphi Technologies PLC (“Delphi”) by BorgWarner Inc. (“BorgWarner”). This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the proposed transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. In connection with the proposed transaction, Delphi will file certain proxy materials, which shall constitute the scheme document and the proxy statement relating to the proposed transaction (the “proxy statement”). The proxy statement will contain the full terms and conditions of the proposed transaction, including details with respect to the Delphi shareholder vote in respect of the proposed transaction. Any decision in respect of, or other response to, the proposed transaction should be made only on the basis of the information contained in the proxy statement. Delphi, BorgWarner and certain of their respective directors, executive officers and employees may be deemed “participants” in the solicitation of proxies from Delphi shareholders in respect of the proposed transaction. Information regarding the foregoing persons, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and any other relevant documents to be filed with the Securities and Exchange Commission (the “SEC”). You can find information about Delphi’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019, and certain of Delphi’s Current Reports on Form 8-K filed with the SEC on January 7, 2019 and July 30, 2019. You can find information about BorgWarner’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019. Before making any voting decision, Delphi’s shareholders are urged to read the proxy statement and any other relevant documents filed or to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement (if any) carefully and in their entirety when they become available because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. This communication may contain “forward-looking statements,” as that term is defined by the federal securities laws. The forward-looking statements include statements concerning regulatory approvals and the expected timing, completion and effects of the proposed transaction between Delphi and BorgWarner, Delphi’s and BorgWarner’s respective outlooks for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the possibility that the proposed transaction will not be pursued; failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the proposed transaction; failure to realize the expected benefits of the proposed transaction; failure to promptly and effectively integrate Delphi’s businesses; significant transaction costs and/or unknown or inestimable liabilities; potential litigation associated with the proposed transaction; and general economic and business conditions that affect the combined group following the consummation of the proposed transaction. For additional information about these and other factors, see the information under the caption “Risk Factors” in Delphi’s most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed on February 21, 2019, and the information under the caption “Risk Factors” in BorgWarner’s most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on February 19, 2019. All forward-looking statements are based upon Delphi’s or BorgWarner’s respective current expectations and various assumptions, and apply only as of the date of this communication. © BorgWarner Inc. 2

Text in overlayingOur boxes, Vision: black, between 14pt Aand clean, 18pt energy-efficient world Our Mission: Propulsion System Leader for Combustion, Hybrid and Electric Vehicles © BorgWarner Inc. 3

BorgWarner in numbers Preliminary 2019 Sales $10.17 30,000 Billion employees 67 19 consolidated Locations Countries Employee and location information as of September 30, 2019 © BorgWarner Inc. 4

BorgWarner Strategic Difference . Executing balanced propulsion strategy . Strengthening propulsion systems leadership . Leveraging strong operational discipline . Operating in a climate of openness, trust and cooperation . Delivering growth, growth, growth BorgWarner is paving the way for a cleaner, more energy-efficient world. © BorgWarner Inc. 5

A Propulsion Systems Leader, Well Positioned for the Future BorgWarner’s acquisition of Delphi Technologies will strengthen its propulsion systems leadership ✔. Reinforces leadership in electrified propulsion systems ✔. Increases power electronics scale, technology, talent and adds to system capabilities ✔. Enhances combustion, commercial vehicle, and aftermarket businesses, resulting in more balance across light and commercial vehicles as well as the aftermarket ✔. Consistent with BorgWarner’s stated balanced combustion, hybrid, and electric propulsion strategy © BorgWarner Inc. 6

Adds Scale and Capabilities Across Propulsion Portfolio


Combustion


Hybrid


Electric



BorgWarner	▪ Broad portfolio of combustion technologies ▪ Ability to leverage operational expertise across combustion portfolio	▪ Broad portfolio of hybrid technologies ▪ Unique hybrid design and integration expertise	▪ Broad portfolio of electric technologies ▪ Grid-to-wheel electrified propulsion system capabilities	▪ Broad portfolio of combustion, hybrid, and electric technologies
Delphi Technologies	▪ Broad portfolio of complementary combustion technologies ▪ Addition of fuel injection and electronics complementary to BorgWarner's air management capabilities	▪ Recognized technology leader in power electronics with established products, production, customers, and supply base ▪ Ability to integrate power electronics directly into existing BorgWarner electrified systems or offer standalone products		▪ Commercial vehicle complementary technologies with competitive product portfolio

▪ Significant Aftermarket revenue contribution across propulsion types and end markets

© BorgWarner Inc.
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BorgWarner

Journey to Advanced Propulsion and Electrification

Complementing Organic Growth with Acquisitions

2015

Launched electric drive module (eDM)



Acquired rotating electric business to integrate with BorgWarner's powertrain technology

Remy



2016

Launched 48-volt eBooster® electrically driven compressor in Daimler's latest 3.0-liter gasoline engine



2017

Developed ground breaking S-wind process for electric motors and alternators, winning 2018 PACE Award



Industrial-focused power electronics portfolio

SEVCON



2018

Won contract to supply P2 on-axis hybrid modules to two leading Chinese automakers



Acquired propulsion inverters and controls businesses for HEVs / EVs in specialty and Commercial Vehicle sectors

RMS AM RACING

60/40 JV added battery packs / module management capabilities

ROMEO POWER TECHNOLOGY

2019

Won first eTurbo™ award with European-based OEM with SoP in 2022



2020

Unveiled fully integrated drive module (iDM) and secured first award with SoP in 2021



Delphi Technologies

Acquiring industry leading power electronics, software, calibration capabilities, and scale



Combined Inverter and DC/DC Converter



On Board Charger



Battery Pack Controller

Acquired Capabilities | Acquisition of Delphi Technologies

© BorgWarner Inc.

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BorgWarner

Next Steps . We intend to develop a thoughtful integration plan and to be transparent as decisions are made . Tania Wingfield (BorgWarner) and Paul Farrell (Delphi Technologies) will lead the integration planning teams . Over the coming weeks, members of BorgWarner’s executive team will be visiting major Delphi Technologies sites around the world . The transaction is expected to close in the second half of 2020 . Subject to approval by Delphi Technologies’ stockholders and the satisfaction of customary closing conditions and receipt of regulatory approvals Until the transaction closes, BorgWarner and Delphi Technologies will operate as separate companies. © BorgWarner Inc. 9

Information Sharing Guidance . Consult with counsel to help manage information exchanges . Parties often need to exchange sensitive information for legitimate purposes (e.g., merger due diligence or integration planning), but this can present antitrust risks . Best practices for information sharing among competitors in M&A: . Only share information that is necessary to evaluate the transaction or plan for integration, pursuant to an established workflow . Share information only on a “need to know” basis . “Clean teams” may be formed to review and analyze competitively sensitive materials critical for planning; summary reports for broader team . What are examples of “competitively sensitive” information? . Non-public, disaggregated price, cost, or margin information . Customer identities and negotiation information . Competitive strategy documents, competitive intelligence © BorgWarner Inc. 10

Best Practices: Avoidance of Gun Jumping Merging parties must remain independent until transaction is closed . Coordinating business activities prior to closing is unlawful gun jumping, even where the parties don’t compete (i.e., no competitive harm) . Parties should not agree to restrict or influence each other’s businesses prior to closing . Gun jumping is subject to significant penalties under the HSR Act and potentially treble damages under Sherman Act § 1 © BorgWarner Inc. 11

Between Now and Close Planning is Permitted, Implementation is Not Conduct That Is Generally Permissible Formal/structured integration planning involving counsel Transition teams enabling parties to integrate post-closing Joint communications informing public about transaction Evaluating organizational structures Preparing post-closing processes and procedures Normal course planning or action Conduct That Must be Avoided Prior to Closing Coordinating price terms Assuming control over any business operations of seller Allocating customers, territories, or products Joint advertising or marketing efforts Agreeing to close any operations Representing that the companies are operating jointly Holding joint sales meetings with customers or clients Agreeing to limit payment of bonuses or commissions “Slow rolling” the negotiations of any contract Transferring personnel © BorgWarner Inc. 12

An Exciting Future


BorgWarner
Combustion
Boosting Technologies
All Wheel Drive & Cross Axle Systems
Engine Timing Systems
Exhaust Gas Management
Starters & Alternators
Thermal Management
Transmission Technologies
Variable Valvetrain Systems
Hybrid
eBooster® electrically driven compressor
Integrated Belt Alternator Starter Systems
Px Hybrid Modules
Dual Clutch Modules
Turbochargers
Power Electronics
Electric All Wheel Drive
Electric
High Voltage Battery / Coolant Heater
eGearDrive® Transmission
Battery Module
Electric Drive Motor
Integrated Drive Module (iDM)
Power Electronics
Delphi Technologies
Fuel Assembly / Delivery
Smart Remote Actuator
Engine Controller
Inverters
Combined Units
Battery Pack Controller
Local Controllers
Software & Calibration
Canisters
Engine Air Control Valve
Transmission Controllers
DC-DC Converter
On-Board Chargers
Domain Controllers
Custom Application-Specific Integrated Circuits

Note: Representative selection of product portfolios.

© BorgWarner Inc.
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BorgWarner

Q&A © BorgWarner Inc. 14